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Volunteer Capital Corporation and Subsidiaries
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                                  Nine Months Ended                   Quarter Ended
                                                                 --------------------              --------------------
                                                                 OCTOBER 1  October 2              OCTOBER 1  October 2
                                                                   1995       1994                   1995        1994
                                                                   ----       ----                   ----        ----
Earnings per common and dilutive common equivalent share

   Net income . . . . . . . . . . . . . . . . . . . . . .       $2,585,000  $2,054,000       $  984,000    $   819,000
                                                                ==========  ==========       ==========    ===========
   Adjustment of shares outstanding:
     Actual weighted average shares outstanding . . . . .        5,252,000   5,171,000        5,260,000      5,230,000
     Net additional shares issuable, based on the treasury
       stock method . . . . . . . . . . . . . . . . . . .          172,000     211,000          210,000        153,000
                                                                ----------  ----------       ----------     ----------
     Adjusted shares outstanding  . . . . . . . . . . . .        5,424,000   5,382,000        5,470,000      5,383,000

   Per share amount . . . . . . . . . . . . . . . . . . .       $      .48  $      .38       $      .18     $      .15
                                                                ==========  ==========       ==========    ===========

Earnings per common share, assuming full dilution

   Net income . . . . . . . . . . . . . . . . . . . . . .       $2,585,000  $2,054,000       $  984,000     $  819,000
                                                                ==========  ==========       ==========     ==========
   Adjustment of shares outstanding:
     Actual weighted average shares outstanding . . . . .        5,252,000   5,171,000        5,260,000      5,230,000
     Net additional shares issuable, based on the treasury
       stock method . . . . . . . . . . . . . . . . . . .          227,000     211,000          249,000        153,000
                                                                ----------  ----------       ----------     ----------
     Adjusted shares outstanding  . . . . . . . . . . . .        5,479,000   5,382,000        5,509,000      5,383,000
                                                                ==========  ==========       ==========     ==========

   Per share amount . . . . . . . . . . . . . . . . . . .       $      .47  $      .38       $      .18     $      .15
                                                                ==========  ==========       ==========     ==========





Note: The computations of earnings per common and dilutive common equivalent share and earnings per common share, assuming full dilution, are based on the weighted average number of common shares outstanding each period after considering the effect of stock options using the treasury stock method. Shares issuable upon the conversion of convertible subordinated debentures have not been included as the effect of their inclusion would be antidilutive.